UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2023

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2023, Scilex Holding Company (the “Company”) entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”) with B. Riley Principal Capital II, LLC, a Delaware limited liability company (“B. Riley”).

Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to sell to B. Riley up to $500,000,000 of its shares of common stock, par value $0.0001 per share (the “Common Stock”), from time to time at the Company’s sole and absolute discretion (each such sale, an “Advance”) by delivering an irrevocable written notice to B. Riley (each such notice, an “Advance Notice”) until the first day of the month following the 36-month anniversary of the date on which the initial Registration Statement (as defined below) has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). The shares of Common Stock purchased pursuant to an Advance will be purchased at a price equal to 98% of the VWAP during the period (such period, the “Pricing Period”) beginning at 9:30:01 a.m., New York City time, on the date of purchase of Advance shares or such later time publicly announced as the official open of the primary (or “regular”) trading session on the Nasdaq Capital Market (“Nasdaq”) on such purchase date (the “Purchase Commencement Time”) and ending at the earliest of (i) 3:59 p.m., New York City Time, on the purchase date or such earlier time publicly announced as the official close of the primary (or “regular”) trading session on Nasdaq on such purchase date, (ii) immediately at such time following the Purchase Commencement Time for such purchase that the total number (or volume) of Common Stock traded on Nasdaq during such period has exceeded the Advance Share Volume Maximum for such purchase and (iii) if the Company so elects in the applicable Advance Notice for such Advance (such election, a “Limit Order Discontinue Election”), such time the sale price of the shares of Common Stock traded on Nasdaq during such Pricing Period is less than the applicable minimum price threshold determined in accordance with the Purchase Agreement. “VWAP” means, for the Common Stock for a specified period, the dollar volume-weighted average price of the Common Stock on Nasdaq for such period as reported by Bloomberg through its “AOR” function, subject to certain exceptions, qualifications and limitations. “Advance Share Volume Maximum” means, with respect to an Advance, if such Advance is a (i) purchase-Type A, a number of shares of Common Stock that is equal to the quotient obtained by dividing (a) the Advance share amount to be purchased by B. Riley, by (b) 0.10, and (ii) purchase-Type B, a number of shares of Common Stock that is equal to the quotient obtained by dividing (a) the Advance share amount to be purchased by B. Riley, by (b) 0.25 (in each case, subject to certain adjustments). The Company may also specify a certain minimum acceptable price per share in each Advance.

Subject to the terms and conditions of the Purchase Agreement, each Advance may be for a number of shares of Common Stock not to exceed (i) with respect to an Advance, purchase-Type A, such number of shares of Common Stock that is equal to the lesser of: (a) 1,000,000, and (b) the product of (1) 0.10, multiplied by (2) the total number (or volume) of Common Stock traded on Nasdaq during the Pricing Period for such purchase-Type A, and (ii) with respect to an Advance, purchase-Type B, such number of shares of Common Stock that is equal to the lesser of: (a) 1,000,000 and (b) the product of (1) 0.25, multiplied by (2) the total number (or volume) of Common Stock traded on Nasdaq during the Pricing Period for such purchase-Type B.

The Purchase Agreement also provides that the Company has the right, but not the obligation, to sell to B. Riley, from time to time subject to certain limitations, at the Company’s sole and absolute discretion an additional number of shares of Common Stock (each such additional sale, an “Additional Advance”) at a purchase price per share equal to 98% of the VWAP during the Additional Pricing Period (as defined in the Purchase Agreement) by delivering an irrevocable written notice to B. Riley. The purpose of the Additional Advance is to allow the Company to execute more than one advance request on a purchase date with B. Riley as each prior advance has been completed under the terms of the Purchase Agreement. Each Additional Advance is generally subject to terms and conditions consistent with those of an Advance, except for, among other things, the time period of the pricing period for such Additional Advance.

B. Riley’s purchase of shares of Common Stock under the Purchase Agreement would be subject to certain limitations, including that B. Riley could not purchase shares that would result in it (together with its affiliates) owning more than 4.99% of the outstanding voting power or number of Common Stock after such purchase or that would result in it owning more than 19.9% of the Company’s aggregate amount of Common Stock issued and outstanding as of the date of the Purchase Agreement (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including if the average price of all applicable sales of Common Stock under the Purchase Agreement equals or exceeds $4.87.

As consideration for B. Riley’s commitment to purchase Common Stock, the Company shall within three trading days after the execution of the Purchase Agreement, pay B. Riley Principal Investments, LLC, a subsidiary of B. Riley, a structuring fee of $10,000 and issue 250,000 shares of Common Stock to B. Riley as a commitment fee (the “Commitment Shares”).

B. Riley’s obligation to purchase shares of Common Stock pursuant to the Purchase Agreement is subject to a number of conditions, including that a registration statement (the “Registration Statement”) be filed with the SEC, registering the Commitment Shares and any shares to be issued pursuant to an Advance or an Additional Advance under the Securities Act of 1933, as amended (the “Securities Act”), and that the Registration Statement is declared effective by the SEC.

The foregoing is a summary description of certain terms of the Purchase Agreement. For a full description of all terms, please refer to the copy of the Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, B. Riley represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to B. Riley in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Standby Equity Purchase Agreement, dated as of January 8, 2023, by and between Scilex Holding Company and B. Riley Principal Capital II, LLC.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXRL).

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: January 9, 2023

5